                                                                    EXHIBIT 1.1
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                                BANK UNITED CORP.

                            (a Delaware corporation)

                    10,500,000 Shares of Class A Common Stock

                               PURCHASE AGREEMENT










Dated:   August __, 1996

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
                                TABLE OF CONTENTS

PURCHASE AGREEMENT

SECTION 1. Representations and Warranties...............................................................   3

                  (a) Representations and Warranties by the Company and the Bank........................   3
                           (i) Compliance with Registration Requirements................................   3
                           (ii) Independent Accountants.................................................   4
                           (iii) Financial Statements...................................................   4
                           (iv) No Material Adverse Change in Business..................................   5
                           (v) Good Standing of the Company.............................................   5
                           (vi) The Bank; Other Subsidiaries............................................   5
                           (vii) Capitalization.........................................................   6
                           (viii) Authorization of Agreement............................................   6
                           (ix) Authorization and Description of Securities.............................   6
                           (x) Absence of Defaults and Conflicts........................................   7
                           (xi) Absence of Labor Dispute................................................   8
                           (xii) Absence of Proceedings.................................................   8
                           (xiii) Accuracy of Exhibits..................................................   8
                           (xiv) Possession of Intellectual Property....................................   8
                           (xv) Absence of Further Requirements.........................................   9
                           (xvi) Possession of Licenses and Permits.....................................   9
                           (xvii) Title to Property.....................................................   9
                           (xviii) Compliance with Cuba Act.............................................  10
                           (xix) Investment Company Act.................................................  10
                           (xx) Environmental Laws......................................................  10
                           (xxi) Registration Rights....................................................  10
                           (xxii) Accounting............................................................  11
                           (xxiii) Payments.............................................................  11
                           (xiv) Taxes..................................................................  11
                           (xv) Bank Holding Company....................................................  11

                  (b) Representations and Warranties by the Selling Stockholders
                           other than the FDIC - FRF....................................................  11
                           (i) Accuracy of Information Regarding Selling
                                  Stockholder...........................................................  11
                           (ii) Authorization of Agreements.............................................  12
                           (iii) Good and Marketable Title..............................................  12
                           (iv) Due Execution of Power of Attorney and Custody
                                  Agreement.............................................................  13
                           (v) Absence of Manipulation..................................................  13
                           (vi) Absence of Further Requirements.........................................  13


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
                           (vii) Restriction on Sale of Securities......................................  13
                           (viii) Certificates Suitable for Transfer....................................  14
                           (ix) No Association with NASD................................................  14

                  (c) Representations and Warranties by the FDIC - FRF..................................  14
                           (i) Accuracy of Information Regarding the FDIC -
                                  FRF and FDIC..........................................................  14
                           (ii) Authorization of Agreement and the Share
                                  Exchange Agreement....................................................  15
                           (iii) The Warrants and the Share Exchange; Good
                                  and Marketable Title..................................................  15
                           (iv) Absence of Violations...................................................  15
                           (v) Absence of Proceedings...................................................  15
                           (vi) Absence of Manipulation.................................................  16
                           (vii) Absence of Further Requirements........................................  16

                  (d) Officer's Certificates............................................................  16

SECTION 2. Sale and Delivery to Underwriters; Closing...................................................  16

                  (a) Initial Securities................................................................  16

                  (b) Option Securities.................................................................  16

                  (c) Payment...........................................................................  17

                  (d) Denominations; Registration.......................................................  18

SECTION 3. Covenants of the Company and the Bank........................................................  18

                  (a) Compliance with Securities Regulations and Commission
                           Requests.....................................................................  18

                  (b) Filing of Amendments..............................................................  18

                  (c) Delivery of Registration Statements...............................................  19

                  (d) Delivery of Prospectuses..........................................................  19

                  (e) Continued Compliance with Securities Laws.........................................  19

                  (f) Blue Sky Qualifications...........................................................  19

                  (g) Earnings Statements...............................................................  20

                  (h) Use of Proceeds...................................................................  20


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
                  (i) Listing...........................................................................  20

                  (j) Restriction on Sale of Securities.................................................  20

                  (k) Reporting Requirements............................................................  21

                  (l) Compliance with Rule 463..........................................................  21

                  (m) Compliance with NASD Rules........................................................  21

SECTION 4.  Payment of Expenses.........................................................................  21

                  (a) Expenses..........................................................................  21

                  (b) Expenses of the Selling Stockholders..............................................  22

                  (c) Termination of Agreement..........................................................  22

SECTION 5. Conditions of Underwriters' Obligations......................................................  22

                  (a) Effectiveness of Registration Statement...........................................  22

                  (b) Opinion of Counsel for the Company, Bank and the Selling Stockholders.............  22

                  (c) Opinion of Counsel for the Selling Stockholders...................................  23

                  (d) Opinion of Counsel for Underwriters...............................................  23

                  (e) Officers' Certificate.............................................................  23

                  (f) Certificates of Selling Stockholders..............................................  24

                  (g) Accountant's Comfort Letter.......................................................  24

                  (h) Bring-down Comfort Letter.........................................................  24

                  (i) Approval of Listing...............................................................  24

                  (j) No Objection......................................................................  24

                  (k) Lock-up Agreements................................................................  24

                  (l) Conditions to Purchase of Option Securities.......................................  25

                  (m) Additional Documents..............................................................  26

                  (n) Termination of Agreement..........................................................  26


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
SECTION 6. Indemnification..............................................................................  26

                  (a) Indemnification of Underwriters and Selling Stockholders by
                           the Company and the Bank.....................................................  26

                  (b) Indemnification of Underwriters by the Selling Stockholders.......................  28

                  (c) Indemnification of Company and the Selling Stockholders by Underwriters...........  28

                  (d) Actions against Parties; Notification.............................................  28

                  (e) Settlement without Consent if Failure to Reimburse................................  29

                  (f) Agreements Between the Company and the Selling Stockholder Unaffected.............  29

                  (g) Indemnification for Reserved Securities...........................................  29

                  (h) Registration Statement Undertaking................................................  30

SECTION 7. Contribution.................................................................................  30

SECTION 8. Representations, Warranties and Agreements to Survive Delivery...............................  31

SECTION 9. Termination of Agreement.....................................................................  32

                  (a) Termination; General..............................................................  32

                  (b) Liabilities.......................................................................  32

SECTION 10. Default by One or More of the Underwriters..................................................  32

SECTION 11. Default by One or More of the Selling Stockholders or the Company...........................  33

SECTION 12. Notices.....................................................................................  34

SECTION 13. Parties.....................................................................................  34

SECTION 14. GOVERNING LAW AND TIME......................................................................  34

SECTION 15. Effect of Headings..........................................................................  34

SECTION 16. Representative..............................................................................  34

SCHEDULE A   1


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SCHEDULE B   1
SCHEDULE C   1
SCHEDULE D   1
SCHEDULE E   1
SCHEDULE F   1
EXHIBIT A-1  1
EXHIBIT A-2  1
EXHIBIT A-3  1
EXHIBIT B-1  1
EXHIBIT B-2  1
EXHIBIT B-3  1
EXHIBIT C    1

                                BANK UNITED CORP.
                            (a Delaware Corporation)

                    10,500,000 Shares of Class A Common Stock

                           (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT

                                                                August __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
    as Representative of the several Underwriters
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         Bank United Corp., a Delaware corporation (the "Company"), Bank United, a federal stock savings bank (the "Bank") and the persons listed in Schedule B hereto (each a "Selling Stockholder" and collectively the "Selling Stockholders"), including the Federal Deposit Insurance Corporation (the "FDIC"), a corporation duly organized and existing under the laws of the United States in its capacity as the manager of the FSLIC Resolution Fund (the "FRF"; the FDIC as manager of the FRF as a Selling Stockholder hereinafter in such capacity sometimes referred to for the sake of clarity as the "FDIC - FRF"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A common stock, par value $0.01 per share, of the Company ("Class A Common Stock") and Class B common stock, par value $0.01 per share, of the Company ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") set forth in Schedules A and B hereto aggregating 10,500,000 shares of Common Stock, 910,694 of which are being sold by the Company and 9,589,306 of which are being sold by the Selling Stockholders and (ii) the grant by the Selling Stockholders (other than the FDIC-FRF) to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,575,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 10,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the

Underwriters and all or any part of the 1,575,000 shares of Common Stock subject to the option as more fully described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities to be sold by the FDIC as a Selling Stockholder include shares of Class B Common Stock issuable on or before the Closing Time to the FDIC - FRF in exchange for shares of common stock of the Bank pursuant to a Warrant Purchase and Exchange Agreement dated July 23, 1996 between the Company, the Bank and the FDIC in its capacity as manager of the FRF (the "Share Exchange Agreement"). The Securities to be sold by the Selling Stockholders, including those to be sold by the FDIC - FRF, include shares of Class B Common Stock, which upon sale to the Underwriters pursuant to this Purchase Agreement will be automatically converted share for share into shares of Class A Common Stock in accordance with Section 3(b)(iv) of Article IV of the Restated Certificate of Incorporation of the Company (the "Conversion"). References herein to the Securities and to Class A Common Stock to be sold and delivered to the Underwriters pursuant to this Purchase Agreement include shares of Class A Common Stock issuable as a result of the Conversion.

         The Company, the Bank and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

         The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter within the meaning of Section 2720 of the NASD Conduct Rules and not otherwise is referred to herein as the "Independent Underwriter."

         The Company, the Selling Stockholders and the Underwriters agree that up to 1,050,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations (the "Reserved Share Program"). To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities will be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") on June 18, 1996 a registration statement on Form S-1 (No. 333-06229) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430 Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus". If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated July 25, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company and the Bank. Each of the Company and the Bank, represents and warrants to each Underwriter and each Selling Stockholder as of the date hereof, as of the Closing Time referred to in
Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Bank, as the case may be, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP, except as may be noted therein, the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, stockholders' equity, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Bank Preferred Stock (as defined in the Prospectus) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Bank or the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Share Exchange Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) The Bank; Other Subsidiaries.

                           (A) The Bank is the only "significant subsidiary" of
                  the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule E hereto which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The activities of all of the Bank's subsidiaries are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

                           (B) The Bank has been duly organized and is validly
                  existing as a federally chartered savings bank in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Share Exchange Agreement. Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Bank and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (C) All of the issued and outstanding capital stock
                  of the Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. Each of this Agreement and the Share Exchange Agreement has been duly authorized, executed and delivered by each of the Company and the Bank.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the shares of Class A Common Stock to be sold to the Underwriters by the Selling

         Stockholders pursuant to the Purchase Agreement, including those issuable as a result of the Conversion, upon delivery to the Underwriters as contemplated by the Purchase Agreement will be duly authorized, validly issued, fully paid and non-assessable; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities to be purchased by the Underwriters is not subject to preemptive or other similar rights of any securityholder of the Company and the Class A Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                  (x) Absence of Defaults and Conflicts. Neither the Company, the Bank, nor any of their respective subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Bank, or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, or any of their respective subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Share Exchange Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, including the transactions described in the Registration Statement under the caption "The Company -- Background of the Offering -- Dividend Distribution and Restructuring", (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Company and the Bank with its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of their respective subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Bank, or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank, or any of their respective subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Bank, or any of their respective subsidiaries.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, or the Bank, as the case may be, threatened, against or affecting the Company, the Bank, or any of their respective subsidiaries, which individually or in the aggregate for all such actions, suits, proceedings, inquiries or investigations is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or in the Share Exchange Agreement or the other transactions described in the Registration Statement under the caption "The Company -- Background of the Offering -- Dividend Distribution and Restructuring", or the performance by the Company or the Bank of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Bank, or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. No cease and desist order has been entered by the Office of Thrift Supervision (the "OTS") or the FDIC against the Company, the Bank or any of their respective subsidiaries.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, including, without limitation, the OTS and the FDIC, is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder, for the consummation of the transactions contemplated by this Agreement or the Share Exchange Agreement or for the other transactions described in the Registration Statement under the caption "The Company -- Background of the Offering", including the Senior Note Exchange, except such as have been already obtained or will have been obtained or made prior to the Closing Time or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real, tangible and intangible property reflected in the most recent balance sheet included in the Prospectus as owned by the Company and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; or, with respect to any such real property, render title unmarketable as to a material part thereof and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) Compliance with Cuba Act. The Company and its subsidiaries have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or are exempt therefrom.

                  (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Bank and each of their respective subsidiaries is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, the Bank and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Bank or any of their respective subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Bank or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Registration Rights. Except as described in the Registration Statement or as set forth in any document or agreement described in the Registration Statement as containing such rights, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank, under the 1933 Act or otherwise.

                  (xxii) Accounting. Each of the Company and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiii) Payments To the knowledge of each of the Company and the Bank, neither the Company, the Bank nor any employee or agent of the Company or the Bank has made any payment of funds of the Company or the Bank or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (xiv) Taxes Each of the Company and the Bank has filed all tax returns required to be filed, which returns are complete and correct in all material respects, and each of the Company and the Bank is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                  (xv) Bank Holding Company. In the event the Company shall become either directly or indirectly a bank holding company for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder (the "BHC Rules"), the current activities of the Company and its subsidiaries (as defined in the BHC Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

         (b) Representations and Warranties by the Selling Stockholders other than the FDIC - FRF. Each Selling Stockholder other than the FDIC as manager of the FRF severally represents and warrants (on behalf of itself and not as to any other Selling Stockholder or person) to each Underwriter and the Company as of the date hereof, as of the Closing Time, and as of each Date of Delivery, and agrees with each Underwriter, as set forth below except that each of The Prudential Insurance Company of America ("Prudential"), The Equitable Life Assurance Society of the United States, Equitable Variable Life Insurance Company, Equitable Deal Flow Fund LP, Equitable Capital Partners LP and Equitable Capital Partners (Retirement Fund) LP (together, the "Equitable Group") is not a party to the Power of Attorney and Custody Agreement (as defined below) and accordingly does not make the following representations and warranties to the extent they relate to the Power of Attorney and Custody
Agreement:

                           (i) Accuracy of Information Regarding Selling
                  Stockholder. The information set forth in the Registration Statement under the caption "Selling Stockholders" which specifically relates to such Selling Stockholder will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and at the date of the Prospectus and at the Closing Time and on each Date of Delivery will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                           (ii) Authorization of Agreements. Such Selling
                  Stockholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (assuming the Offering is conducted in accordance with the 1933 Act and applicable state securities laws) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                           (iii) Good and Marketable Title. Such Selling
                  Stockholder has and will at the Closing Time and, if any Option Securities are purchased, on each Date of Delivery, have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Letter Agreement (as defined in the Prospectus); and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                           (iv) Due Execution of Power of Attorney and Custody
                  Agreement. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representative, the Custody Agreement and the Irrevocable Power of Attorney with The Bank of New York as custodian (the "Custodian"), and Salvatore A. Ranieri, Patricia A. Sloan and David W. Marcus, or any of them, as attorney(s)-in-fact (the "Attorney(s)-in-Fact"), respectively, and the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section(s) 5(1) and 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                           (v) Absence of Manipulation. Such Selling Stockholder
                  has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (vi) Absence of Further Requirements. No filing with,
                  or consent, approval, authorization, order, registration, qualification or decree of any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or will have been obtained or made prior to the Closing Time or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                           (vii) Restriction on Sale of Securities. During a
                  period of 180 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, (x) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any share of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (y) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction described in clause (x) or (y) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder nor shall it (i) restrict any Selling Stockholder which is a regulated insurance company that is headquartered in and governed by the insurance laws of the State of New Jersey, from selling any of the Class A Common Stock held by it following completion of the Offering in a private off-market transaction not involving a public offering as contemplated by Section 5(b) of the Letter Agreement (as defined in the Prospectus) or (ii) preclude the filing by the Company of a registration statement under the 1933 Act covering the shares of Common Stock held by the Selling Stockholder following the sale of Common Stock pursuant hereto or such registration statement being declared effective, but the offer or sale of any shares of Common Stock pursuant to such registration statement by the Selling Stockholder shall be subject to the foregoing sentence.

                           (viii) Certificates Suitable for Transfer.
                  Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                           (ix) No Association with NASD. Except as disclosed by
                  such Selling Stockholder in writing to the Representative, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, (q) of the By-laws of the NASD), any member firm of the NASD.

         (c) Representations and Warranties by the FDIC - FRF. The FDIC - FRF represents and warrants (on behalf of itself and not as to any other Selling Stockholder or person) to each Underwriter and the Company as of the date hereof, as of the Closing Time, and as of each Date of Delivery, and agrees with each Underwriter, as follows:

                  (i) Accuracy of Information Regarding the FDIC - FRF and FDIC. The information set forth in the Registration Statement under the caption "Selling Stockholder" which specifically relates to the FDIC - FRF and to the FDIC will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the date of the Prospectus, at the Closing Time and on each Date of Delivery will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (ii) Authorization of Agreement and the Share Exchange Agreement. The FDIC has statutory authority pursuant to 12 U.S.C. 1821a on behalf of the FDIC-FRF to execute this Agreement and the Share Exchange Agreement, to sell, assign, transfer and deliver the Securities being sold by the FDIC - FRF hereunder in the manner provided herein, to perform the obligations of the FDIC-FRF under this Agreement and the Share Exchange Agreement and to take all other actions taken or to be taken by it on behalf of the FDIC - FRF in connection herewith and therewith. Each of this Agreement and the Share Exchange Agreement has been duly authorized, executed and delivered by the FDIC - FRF and is the legal, valid and binding agreement of the FDIC - FRF, enforceable in accordance with its terms.

                  (iii) The Warrants and the Share Exchange; Good and Marketable Title. The FDIC - FRF has as of the date of this Agreement, good and valid title to warrants (the "Warrants") for the purchase of 158,823 shares of common stock, par value $0.01, of the Bank (the "Bank Common Stock"), free and clear of all liens, encumbrances, security interests and claims whatsoever; and at or prior to the Closing Time, provided the Bank has first redeemed a portion of the Warrants as contemplated by the Share Exchange Agreement, the FDIC - FRF will have duly exercised the balance of the Warrants and complied with all of the conditions applicable for such exercise, including payment of the exercise price specified therein, and exchanged the shares of Bank Common Stock issuable upon such exercise for shares of Class B Common Stock, all as contemplated by the Share Exchange Agreement, so that, at the Closing Time and on each Date of Delivery, the FDIC - FRF shall have good and marketable title to the Securities to be sold by the FDIC
         - FRF hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the FDIC - FRF, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Absence of Violations. Neither the execution and delivery of this Agreement or the Share Exchange Agreement, nor the sale of the Securities by the FDIC-FRF, nor the consummation of any of the other transactions contemplated herein or therein, nor the fulfillment of the terms hereof or thereof, has violated or will violate any provision of Federal law as administered by the FDIC or to which the FDIC - FRF is subject.

                   (v) Absence of Proceedings. No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of the FDIC - FRF's knowledge, threatened or contemplated, seeking to prevent the sale of the Securities or the consummation of the Share Exchange Agreement or this Agreement.

                   (vi) Absence of Manipulation. The FDIC and the Selling Stockholder have not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                   (vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the FDIC - FRF of its obligations hereunder or under the Share Exchange Agreement or the consummation of the transactions contemplated by this Agreement or the Share Exchange Agreement, except such as may have previously been made or obtained or will have been obtained or made prior to the Closing Time or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

         (d) Officer's Certificates. Any certificate signed by any officer of the Company or the Bank, or any of their respective subsidiaries, delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by each of the Company and the Bank to each Underwriter and to each Selling Stockholder as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Stockholder as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling to the Underwriters as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder (other than the FDIC-FRF), severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,575,000 shares of Class A Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase pro rata from the several Selling Stockholders that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 or at such other place as shall be agreed upon by the Representative and the Company and the Selling Stockholders, at 10:00 A.M. Eastern time on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative, the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Representative to the Company and the Selling Stockholders.

         Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and by the Custodian pursuant to each Selling Stockholder's Custody Agreement and Irrevocable Power of Attorney, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company and the Bank. The Company and the Bank, jointly and severally, covenant with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative and the Selling Stockholders immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representative and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative and the Selling Stockholders with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative, any Selling Stockholder who so requests and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the

Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its reasonable best efforts to effect and maintain the quotation of the Class A Common Stock, including the Securities, on the NASDAQ Stock Market and will file with the NASDAQ Stock Market all documents and notices required by the NASDAQ Stock Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ Stock Market.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder,
(B) any shares of Class A Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Class A Common Stock issued or options to purchase Class A Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Class A Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. The foregoing sentence shall not preclude the Company from filing a registration statement under the 1933 Act covering the shares of Common Stock held by the Selling Stockholders following the sale of Common Stock by the Selling Stockholders pursuant hereto or such registration statement being declared effective, but the offer or sale of any shares of Common Stock pursuant to such registration statement shall be subject to the foregoing sentence and the restrictions contained in Section 1(b)(vii).

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder and the Company will cause the Bank and any other subsidiary to file all documents required to be filed with any supervisory, regulatory, administrative or governmental agency, body or authority, whether pursuant to the 1934 Act and the 1934 Act Regulations, or otherwise (except reports to any bank or thrift regulatory agency prepared on a confidential basis).

         (l) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from the shares of Class A Common Stock held by persons who are so restricted any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses including, without limitation, legal fees and expenses, they incur in connection with such release or attempted release.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the NASDAQ Stock Market, (xi) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company and stamp duties or similar taxes or duties, if any, incurred by the Underwriters in connection with the Reserved Share Program and (xii) the fees and expenses of the Independent Underwriter.

         (b) Expenses of the Selling Stockholders. Each Selling Stockholder will pay all costs and expenses incident to the performance of its obligations under and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities of such Selling Stockholder to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and accountants.

          (c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the Closing Time, of the representations and warranties of the Company, the Bank and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company (including the Bank), or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company, the Bank and any of their respective subsidiaries of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for the Company, Bank and the Selling Stockholders. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of (i) Wachtell, Lipton, Rosen & Katz, special counsel for the Company, the Bank and the Selling Stockholders, (ii) Bryan Cave LLP, special counsel for the Company and the Bank, and (iii) Jonathon
         K. Heffron, Executive Vice President and General Counsel of the Company and the Bank, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2 and A-3, respectively hereto, and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of (i) counsel to non-individual Selling Stockholders other than the FDIC-FRF, Prudential and the Equitable Group, (ii) counsel to Prudential and to the Equitable Group, and (iii) the Deputy General Counsel for the FDIC-FRF, in each case, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits B-1, B-2 and B-3, respectively hereto, and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as they may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, stockholders' equity, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of each of the Company and the Bank in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the

         Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Certificates of Selling Stockholders. At Closing Time, the Representative shall have received (i) for each Selling Stockholder other than the FDIC-FRF a certificate of (x) the President or a Vice President of such Selling Stockholder in the case of each Selling Stockholder that did not execute a Power of Attorney and Custody Agreement or (y) an Attorney-in-Fact on behalf of each other Selling Stockholder, dated as of Closing Time, in each case to the effect that
         (1) the representations and warranties of such Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (2) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time and (ii) a certificate, signed by the acting Director or an Assistant Director of the Division of Resolutions of the FDIC, dated the date of the Closing Time, to the effect that the representations and warranties of the FDIC-FRF in this Agreement are true and correct at the Closing
         Time and the FDIC and the FDIC-FRF have complied with all agreements contained in this Purchase Agreement and in the Share Exchange Agreement and satisfied all the conditions on their part to be performed or satisfied, in each case, at or prior to the Closing Time.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At the Closing Time, the Securities shall have been approved for inclusion in the NASDAQ Stock Market, subject only to official notice of issuance.

         (j) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Lock-up Agreements. At the date of this Agreement, the Representative shall have received agreements substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

         (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                           (i) Officers' Certificate   A certificate, dated such
                  Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                           (ii) Certificate of Selling Stockholders   A
                  certificate, dated such Date of Delivery, (i) for each other Selling Stockholder other than the FDIC-FRF, of (x) the President or a Vice President of such Selling Stockholder in the case of each Selling Stockholder that did not execute a Power of Attorney and Custody Agreement or (y) an Attorney-in-Fact on behalf of each Selling Stockholder other than the FDIC-FRF and (ii) for the FDIC-FRF, of the Director or an Assistant Director of the Division of Resolutions of the FDIC, in each case confirming that the certificate delivered at Closing Time pursuant to Section 5(f)(i) or (ii), as the case may be, remains true and correct as of such Date of Delivery.

                           (iii) Opinion of Counsel for the Company, Bank and
                  the Selling Stockholders   The favorable opinions of (i)
                  Wachtell, Lipton, Rosen & Katz, special counsel for the Company, the Bank and the Selling Stockholders, (ii) Bryan Cave LLP, special counsel for the Company and the Bank, together with (iii) Jonathon K. Heffron, Executive Vice President and General Counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

                           (iv) Opinion of Counsel for Selling Stockholders
                  The favorable opinions of (i) counsel to non-individual Selling Stockholders other than the FDIC-FRF, Prudential and the Equitable Group, (ii) counsel to Prudential Insurance and to the Equitable Group, and (iii) the Deputy General Counsel for the FDIC-FRF, in each case in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c)(i) or (ii), as the case may be.

                          (v) Opinion of Counsel for Underwriters   The
                  favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                          (vi) Bring-down Comfort Letter   A letter from
                  Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters and Selling Stockholders by the Company and the Bank. The Company and the Bank jointly and severally agree to indemnify and hold harmless each Selling Stockholder and each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434

                  Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                            (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen by Merrill Lynch or such Selling Stockholder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company (A) by the Selling Stockholder, or (B) by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         The Company and the Bank will also jointly and severally indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter' within the meaning of Section 2720 of the NASD Conduct Rules in connection with the offering of the Securities, except for any losses, claims, damages, liabilities and judgments resulting from the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

         (b) Indemnification of Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder with respect to such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or any Prospectus (or any amendment or supplement thereto); provided, however, that such Selling Stockholder's aggregate liability under this Section 6 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Stockholder from the sale of Securities pursuant to this Agreement.

         (c) Indemnification of Company and the Selling Stockholders by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or
Section 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholder, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that if indemnity is sought pursuant to the second paragraph of Section 6(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter and all persons, if any, who control the Independent Underwriter within the meaning of
Section 15 of the 1933 Act and Section 20 of the 1934 Act if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Agreements Between the Company and the Selling Stockholder Unaffected. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders or any of them with respect to indemnification.

         (g) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters from and against any and all losses, expenses and liabilities incurred by them, as incurred, as a result of the failure of the designated employees or other persons to pay for and accept delivery of Securities which, immediately following the effectiveness of the Registration Statement, were at any time subject to a properly confirmed agreement to purchase.

         (h) Registration Statement Undertaking. Insofar as the indemnity agreement contained in this Section 6 may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or each Selling Stockholder, as the case may be, on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or each Selling Stockholder, as the case may be, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in
Section 6(g) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company or a Selling Stockholder, as the case may be, on the one hand and the Underwriters on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and such Selling Stockholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover. The Company, the Bank and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

         The relative fault of the Company or such Selling Stockholder, as the case may be, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Selling Stockholder, as the case may be, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure of the nature referred to in
Section 6(g) hereof.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Stockholder from the sale of Securities pursuant to this Agreement.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any other agreement among the Company and the Selling Stockholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, stockholder's equity, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the NASDAQ Stock Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York or Texas authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters (other than Donaldson, Lufkin & Jenrette Securities Corporation), to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                           (a) if the number of Defaulted Securities does not
                  exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                           (b) if the number of Defaulted Securities exceeds 10%
                  of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and the Selling Stockholders other than the FDIC-FRF to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, either the Representative or the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Default by One or More of the Selling Stockholders or the Company. (a) If for any reason one or more Selling Stockholders shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right (which the Underwriters hereby grant) to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; notices to the Company shall be directed to it at 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, NY 111553 attention of Jonathon K. Heffron, Executive Vice President and General Counsel; notices to the Bank shall be directed to it at 3200 Southwest Freeway, Suite 2000, P.O. Box 1370, Houston, Texas 77251-1370 attention of Jonathon K. Heffron, Executive Vice President and General Counsel; notices to the Selling Stockholders other than the FDIC - FRF shall be directed to the addresses specified on Schedule F hereto and notices to the FDIC - FRF shall be directed to the Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, DC 20429, attention of the General Counsel.

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank, and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 16. Representative. The Representative will act for the Underwriters in connection with this Agreement and the transactions contemplated hereby, and any action taken under this Agreement by the Representative shall be binding upon all the Underwriters.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Attorney(s)-in-Fact for the Selling Stockholders other than the FDIC - FRF and the person specified in
Section 2 for notices going to the FDIC - FRF a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Bank and the Selling Stockholders in accordance with its terms.

                                  Very truly yours,


                                  BANK UNITED CORP.


                                  By:__________________________________________
                                       Name:
                                       Title:


                                  BANK UNITED


                                  By:__________________________________________

                                       Name:
                                       Title:


                                  ATTORNEY-IN-FACT, on behalf of the Selling
                                     Stockholders named in Schedule B hereto
                                     other than FDIC-FRF, Prudential and the
                                     Equitable Group


                                   ____________________________________________
                                      Name:
                                      As Attorney-in-Fact

                                   FEDERAL DEPOSIT INSURANCE
                                       CORPORATION,
                                       as the manager of the FSLIC Resolution
                                       Fund

                                   By:_________________________________________
                                       Name:
                                       Title:

                                   THE PRUDENTIAL INSURANCE COMPANY
                                       OF AMERICA

                                   By:_________________________________________
                                       Name:
                                       Title:

                                   THE EQUITABLE LIFE ASSURANCE
                                       SOCIETY OF THE UNITED STATES

                                   By:_________________________________________
                                       Name:
                                       Title:

                                   EQUITABLE VARIABLE LIFE INSURANCE
                                       COMPANY

                                   By:_________________________________________
                                       Name:
                                       Title:

                                   EQUITABLE DEAL FLOW FUND LP

                                   By:_________________________________________
                                       Name:
                                       Title:

                                   EQUITABLE CAPITAL PARTNERS LP

                                   By:_________________________________________
                                       Name:
                                       Title:

                                   EQUITABLE CAPITAL PARTNERS
                                       (RETIREMENT FUND) LP

                                   By:_________________________________________
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By_____________________________________
          Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

Name of Underwriter                                 Number of Initial Securities
- -------------------                                 ----------------------------
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated.....................
Lehman Brothers Inc..................
Smith Barney Inc.....................
                                                            --------------
          Total
                                                            ==============


                                         Sch A - 1

                                   SCHEDULE B

                                   Number of Initial       Maximum Number of Option
                                 Securities to be Sold       Securities to Be Sold
                                 ---------------------     ------------------------
Selling Stockholders
- --------------------
Federal Deposit Insurance
   Corporation as manager of
   the FLSLIC Resolution
   Fund                               1,503,560
LSR Hyperion Corp.                      566,242                     110,297
Hyperion Funding Corp.                    8,586                       1,672
SAR Hyperion Corp.                      150,249                      29,267
SAS Hyperion Corp.                      150,249                      29,267
KRW Hyperion Corp.                       44,966                       8,759
CJK Hyperion Corp.                       36,268                       7,065
David M. Golush                          67,720                      13,191
Patricia A. Sloan                        31,007                       6,040
David W. Marcus                          28,261                       5,503
Jeffrey P. Cheesman                      20,000                       3,896
Robert A. Perro                          15,704                       3,059
The Prudential Insurance
   Company of America                 2,375,953                     462,805
American Home Assurance
   Company                            1,255,847                     244,623
Ameritech Pension Trust               1,267,744                     246,940
The Equitable Life Assurance
   Society of the United States         730,516                     142,295
Equitable Variable Life
   Insurance Company                     48,302                       9,409
Equitable Deal Flow Fund LP             145,152                      28,274
Equitable Capital Partners LP           173,664                      33,828
Equitable Capital Partners
   (Retirement Fund) LP                  85,536                      16,661
Lewis S. Ranieri                          1,825                         355


                                   Sch B - 1

                                   Number of Initial       Maximum Number of Option
                                 Securities to be Sold       Securities to Be Sold
                                 ---------------------     ------------------------
Salvatore A. Ranieri Cust for
   Margaret Ranieri                       1,202                         234
NY UGMA-AGE 21
Lewis S. Ranieri A/C/F Eric
   Jimenez NJ UTMA-21                        60                          12
Lewis S. Ranieri A/C/F Jason
   Jimenez NJ UTMA-21                        60                          12
Ranieri Family Trust F/B/O
   Claudia L. Ranieri                       790                         154
U/A 7/1/93
Ranieri Family Trust F/B/O
   Angela S. Ranieri                        790                         154
U/A 7/1/93
Scott A. Shay
Trust F/B/O Benjamin Jacob
   Shay U/A 7/23/93
Trust F/B/O Ariel Rebecca
   Shay U/A 7/23/93
Trust F/B/O Dara Jen Golush
   U/A 12/20/84                             494                          96
Trust F/B/O Jason Reid
   Golush U/A 12/20/84                      429                          84
Gail W. Marcus                              365                          71
Janet L. Perro                              172                          34
Ranieri Bros. Shay & Co.,
   Inc.                                   3,859                         752
The Sweater Trust                       103,044                      20,072
Sun Life Insurance Co. of
   America                              171,740                      33,453
Marilyn B. Arison                       137,392                      26,762
Masco Capital Corp.                      85,870                      16,726
Wolfson Descendants' 1983
   Trust
South Ferry #2, L.P.
EDN Equities
Leslie Wexner                            68,696                      13,381
The Airlie Group, L.P.                   68,696                      13,381
Julius Berman                            20,316                       3,957


                                   Sch B - 2

                                   Number of Initial       Maximum Number of Option
                                 Securities to be Sold       Securities to Be Sold
                                 ---------------------     ------------------------
FAME Associates                          24,044                       4,683
Institutional Interests                  52,816                      10,288
Houston Firemen's Relief and
   Retirement Fund                       85,870                      16,726
Alpine Investment Partners               34,348                       6,691
Mortimer Zuckerman                        3,435                         669
Edward Linde                              3,435                         669
Connie S. Maniatty                        3,435                         669
Micha Astrachan                          10,597                       2,064
                                      ---------                   ---------

TOTAL                                 9,589,306                   1,575,000
                                      =========                   =========


                                         Sch B - 3

                                   SCHEDULE C

                    10,500,000 Shares of Class A Common Stock
                           (Par Value $0.01 Per Share)

        1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__________.

        2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $ ______, being an amount equal to the initial public offering price set forth above less $______ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch C - 1

                                   SCHEDULE D

                List Of Persons And Entities Subject To Lock-Ups

              180-DAY                                    ONE YEAR
              -------                                    --------
    Wolfson Descendants' 1983 Trust                   Scott A. Shay
    South Ferry #2, L.P.                              LSR Funding Corp.
    EDN Equities                                      SAR Hyperion Corp.
    LW-SP1, L.P.                                      SAS Hyperion Corp.
    LW-SP2, L.P.                                      KRW Hyperion Corp.
    Trust F/B/O Benjamin Jacob Shay                   CJK Hyperion Corp.
    Trust F/B/O Ariel Rebecca Shay


                                    Sch D - 1

                                   SCHEDULE E

                  List Of Wholly-Owned Subsidiaries Of The Bank

               Commonwealth United Mortgage Company, a Texas corporation.

               United Agency Corporation, a Texas corporation.

               United Capital Management Corporation, a Texas corporation.

               United Financial Markets, Inc., a Texas corporation.

               United Greenway Securities Services, Inc., a Texas corporation.

               United Mortgage Securities Corporation, a Delaware corporation.

               USAT Mortgage Securities, Inc., a Texas corporation.


                                    Sch E - 1

                                   SCHEDULE F

               List Of Names And Addresses Of Selling Stockholders


                                    Sch F - 1

                                                                     EXHIBIT A-1

                               FORM OF OPINION OF
                         WACHTELL, LIPTON, ROSEN & KATZ
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware.

                      (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under the Purchase Agreement and the Share Exchange Agreement. The activities of each of the Company's subsidiaries are permitted to subsidiaries of a savings and loan holding company.

                      (iii) The Company is duly qualified as a foreign
               corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                      (iv) The Bank is the only "significant subsidiary" of the
               Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule E to the Purchase Agreement which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                      (v) All of the issued and outstanding capital stock of the
               Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or through subsidiaries, to the best of our knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                      (vi) The authorized, issued and outstanding capital stock
               of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                      (vii) The Securities to be purchased by the Underwriters
               from the Company and the Selling Stockholders have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder: and the issuance of the Securities to be purchased by the Underwriters is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Class A Common Stock to be sold to the Underwriters by the Selling Stockholders pursuant to the Purchase Agreement, including those issuable as a result of the Conversion, upon delivery to the Underwriters as contemplated by the Purchase Agreement will be duly authorized, validly issued, fully paid and nonassessable. The sale of the Class A Common Stock to the Underwriters by the Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class A Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                      (viii) The forms of certificate used to evidence the Class
               A Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate and By-Laws of the Company, and the requirements of the NASDAQ Stock National Market.

                      (ix) The Registration Statement has been declared
               effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                      (x) The Registration Statement, the Rule 430A Information,
               the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                      (xi) There is not pending or, to our knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or the Bank or any their respective subsidiaries is a party, or to which the property of the Company or the Bank or any their respective subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or in the Share Exchange Agreement or the other transactions described in the Registration Statement under the caption "The Company - Background of the Offering - Dividend Distribution and Restructuring", or the performance by the Company and the Bank of their respective obligations hereunder or thereunder.

                      (xii) The information in the Prospectus under the captions
               "Risk Factors - Limitations on Use of Tax Losses; Restrictions on Transfers of Stock," "Risk Factors - Holding Company Structure; Ability to Pay Dividends," "Description of Capital Stock," "Business - The Assistance Agreement - Warrant Agreement," "Business - The Assistance Agreement - Warrant Purchase and Exchange Agreement," "Legal Proceedings," and in the Registration Statement under "Part II. Information Not Required in Prospectus
               - Item 14. Indemnification of Directors and Officers," to the extent that such information constitutes matters of law, summaries of legal matters, the Certificate or By-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                      (xiii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                      (xiv) All descriptions in the Registration Statement of
               contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                      (xv) Neither the Company, the Bank nor any of their
               respective subsidiaries is in violation of its charter or by-laws and no default by the Company, the Bank or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                      (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign including, without limitation, the OTS and FDIC (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required for the performance by the Company of its obligations under the Purchase Agreement in connection with the offering, issuance or sale of the Securities by the Company under the Purchase Agreement , for the consummation by the Company and the Bank of the transactions contemplated by the Purchase Agreement or the Share Exchange Agreement or the other transactions described in the Registration Statement under the caption "The Company-Background of the Offering."

                      (xvii) The execution, delivery and performance of the
               Purchase Agreement and the Share Exchange Agreement by the Company and the Bank, and the consummation of the transactions contemplated in the Purchase Agreement, in the Share Exchange Agreement and in the Registration Statement, including the other transactions described in the Registration Statement under the caption "The Company - Background of the Offering - Dividend Distribution and Restructuring" (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by each of the Company and the Bank with its respective obligations under the Purchase Agreement and the Share Exchange Agreement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or any of their respective subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their respective subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank, or any of their respective subsidiaries or any of their respective properties, assets or operations.

                      (xviii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank under the 1933 Act, except as described in Registration Statement or as set forth in any agreement described therein as containing such rights.

                      (xix) The Company is not, and upon the issuance and sale
               of the Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                      (xx) The Purchase Agreement has been duly authorized,
               executed and delivered by or on behalf of each Selling Stockholder (other than the FDIC-FRF, Prudential and the Equitable Group) and constitutes the valid and binding obligation of each Selling Stockholder.

                      (xxi) The Power of Attorney and Custody Agreement
               constitutes the valid and binding obligation of each Selling Stockholder (other than the FDIC-FRF, Prudential and the Equitable Group) enforceable against such Selling Stockholder in accordance with its terms.

                      (xxii) The execution, delivery and performance of (i) the
               Purchase Agreement by each Selling Stockholder and (ii) the Power of Attorney and Custody Agreement by or on behalf of each Selling Stockholder (other than the FDIC-FRF, Prudential and the Equitable Group) will not contravene any provision of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States of America applicable to such Selling Stockholder, provided that the foregoing opinion is limited to such laws which, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Purchase Agreement excluding laws that are applicable to any Selling Stockholder solely because of its specific status (including regulatory status), other than its status as a Selling Stockholder.

                      (xxiii) No consent, approval, authorization or order of or qualification by the State of Delaware (as it relates to the General Corporation Law of the State of Delaware), the State of New York or any federal governmental body or agency is required for the performance by any Selling Stockholder of its obligations under the Purchase Agreement and the Power of Attorney and Custody Agreement, except such as have been obtained under the 1933 Act or such as may be required by state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, provided that the foregoing opinion is limited to such consents, approvals, authorizations, orders or qualifications which, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Purchase Agreement excluding consents, approvals, authorizations, orders or qualifications that are applicable to any Selling Stockholder solely because of its specific status (including regulatory status), other than its status as a Selling Stockholder.

                      (xxiv) Assuming that the Underwriters purchase the
               Securities to be delivered by or on behalf of the Selling Stockholders at the Closing Time in good faith and without notice of any security interests, claims, liens, equities, encumbrances and other adverse claims as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, the delivery of certificates representing such Securities, duly endorsed to the Underwriters or in blank, will pass to the Underwriters valid title to such Securities, free and clear of all security interests, claims, liens, equities, encumbrances and other adverse claims.

               Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    * * * * *

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     EXHIBIT A-2

                          FORM OF OPINION OF BRYAN CAVE
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                      (i) The Bank has been duly organized and is validly
               existing as a federally chartered savings bank in good standing under the laws of the United States. The Bank is a member of the Federal Home Loan Bank of Dallas, and has been duly issued a certificate stating that its savings accounts are insured by the FDIC in accordance with applicable law, and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best of our knowledge, threatened.

                      (ii) The Bank has corporate power and authority to own,
               lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Share Exchange Agreement. Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Bank and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                      (iii) The activities of each of the Bank's subsidiaries
               are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the SAIF, which is administered by the FDIC.

                      (iv) In the event the Company shall become either directly or indirectly a bank holding company for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder (the "BHC Rules"), the current activities of the Company and its subsidiaries (as defined in the BHC Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

                      (v) No cease and desist order has been entered by the
               Office of Thrift Supervision (the "OTS") or the Federal Deposit Insurance Corporation ("FDIC") against the Bank or any of its subsidiaries

                      (vi) The information in the Prospectus under the captions
               "Risk Factors - Holding Company Structure; Ability to Pay Dividends", "Business - The Assistance Agreement" and "Regulation", to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

                      (vii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign including, without limitation, the OTS and FDIC (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required for the performance by the Company of its obligations under the Purchase Agreement in connection with the offering, issuance or sale of the Securities by the Company under the Purchase Agreement or the consummation by the Bank of the transactions contemplated by the Purchase Agreement or the Share Exchange Agreement.

               Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    * * * * *

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     EXHIBIT A-3

                               FORM OF OPINION OF
                              JONATHON K. HEFFRON,
                         GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware.

                      (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under the Purchase Agreement and the Share Exchange Agreement. The activities of each of the Company's subsidiaries are permitted to subsidiaries of a savings and loan holding company.

                      (iii) The Company is duly qualified as a foreign
               corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                      (iv) The Bank is the only "significant subsidiary" of the
               Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule E to the Purchase Agreement, which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The activities of all of the Bank's subsidiaries are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the SAIF, which is administered by the FDIC.

                      (v) The Bank has been duly organized and is validly
               existing as a federally chartered savings bank in good standing under the laws of the United States.

                      (vi) The Bank has corporate power and authority to own,
               lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Share Exchange Agreement. Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Bank and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                      (vii) All of the issued and outstanding capital stock of
               the Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or through subsidiaries, to the best of my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                      (viii) The authorized, issued and outstanding capital
               stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                      (ix) The Securities to be purchased by the Underwriters
               from the Company and the Selling Stockholders have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities to be purchased by the Underwriters is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Class A Common Stock to be sold to the Underwriters by the Selling Stockholders pursuant to the Purchase Agreement, including those issuable as a result of the Conversion, upon delivery to the Underwriters as contemplated by the Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The sale of the Class A Common Stock to the Underwriters by the Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class A

               Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                      (x) There is not pending or, to my knowledge, threatened
               any action, suit, proceeding, inquiry or investigation, to which the Company or the Bank or any their respective subsidiaries is a party, or to which the property of the Company or the Bank or any their respective subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or in the Share Exchange Agreement or the other transactions described in the Registration Statement under the caption "The Company - Background of the Offering - Dividend Distribution and Restructuring", or the performance by the Company and the Bank of either of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Bank, or any of their respective subsidiaries is known by me to be a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. No cease and desist order has been entered by the Office of Thrift Supervision or the FDIC against the Company, the Bank or any of their respective subsidiaries. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                      (xi) The information in the Prospectus under the captions
               "Risk Factors - Limitations on Use of Tax Losses; Restrictions on Transfers of Stock," "Risk Factors - Holding Company Structure; Ability to Pay Dividends," "Description of Capital Stock," "Business - The Assistance Agreement Warrant Agreement," "Business - The Assistance Agreement - Warrant Purchase and Exchange Agreement," "Legal Proceedings," and in the Registration Statement under "Part II. Information Not Required in Prospectus
               - Item 14. Indemnification of Directors and Officers," to the extent that such information constitutes matters of law, summaries of legal matters, the Company's Certificate or Bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

                      (xii) To the best of my knowledge, there are no statutes
               or regulations that are required to be described in the Prospectus that are not described as required.

                      (xiii) All descriptions in the Registration Statement of
               contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                      (xiv) Neither the Company, the Bank nor any of their
               respective subsidiaries is in violation of its charter or by-laws and no default by the Company, the Bank or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                      (xv) The execution, delivery and performance of the
               Purchase Agreement and the Share Exchange Agreement by the Company and the Bank, and the consummation of the transactions contemplated in the Purchase Agreement, in the Share Exchange Agreement and in the Registration Statement, including the other transactions described in the Registration Statement under the caption "The Company - Background of the Offering - Dividend Distribution and Restructuring" (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by each of the Company and the Bank with its respective obligations under the Purchase Agreement and the Share Exchange Agreement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or any of their respective subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their respective subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank, or any of their respective subsidiaries or any of their respective properties, assets or operations.

                      (xvi) There are no persons with registration rights or
               other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank under the 1933 Act, except as described in Registration Statement or as set forth in any agreement described therein as containing such rights.

                      (xvii) The Company, the Bank and each of its subsidiaries
               possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, the Bank and each of its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Bank nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                      (xviii) The Company, the Bank and each of their respective subsidiaries have good and marketable title to all real, tangible and intangible property reflected in the most recent balance sheet included in the Prospectus as owned by the Company, the Bank and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Bank or any of their respective subsidiaries; or, with respect to any such real property, render title unmarketable as to a material part thereof and all of the leases and subleases material to the business of the Company, the Bank and of their respective subsidiaries, considered as one enterprise, and under which the Company, the Bank or any of their respective subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company, the Bank nor any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Bank or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Bank or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                      (xix) Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Bank and each of their respective subsidiaries is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, the Bank and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Bank or any of their respective subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Bank or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

                      (xx) In the event the Company shall become either directly or indirectly a bank holding company for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder (the "BHC Rules"), the current activities of the Company and its subsidiaries (as defined in the BHC Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

               Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    * * * * *

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     EXHIBIT B-1

              FORM OF OPINION OF COUNSEL TO NON-INDIVIDUAL SELLING
           STOCKHOLDERS OTHER THAN FDIC-FRF, PRUDENTIAL AND EQUITABLE
                                      GROUP

                             [LETTERHEAD OF COUNSEL]

                                                          August   , 1996

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the Several Underwriters
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

               We [I am the ___________ of __________ and I] have acted as special counsel to the entities listed on Schedule I hereto (the "Scheduled Selling Stockholders") in connection with the offering by the Scheduled Selling Stockholders and certain other persons (the Scheduled Selling Stockholders together with such other persons the "Selling Stockholders") of up to __________ shares (including shares to be sold upon exercise of over-allotment options) of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of Bank United Corp., a Delaware corporation (the "Company"), of which up to __________ shares (including shares to be sold upon exercise of over-allotment options) are offered by the Scheduled Selling Stockholders pursuant to a registration statement of the Company on Form S-1 (No. 333-06229). This opinion letter is furnished pursuant to Section 5(c) of the purchase agreement (the "Purchase Agreement"), dated August , 1996, among the Company, the Selling Stockholders and the several underwriters named in Schedule A thereto (the "Underwriters") in connection with the closing of the sale by the Scheduled Selling Stockholder of __________ such shares (the "Securities") on the date hereof.

               In arriving at the opinions expressed below, we [I] have reviewed the following:

               (a) a draft dated August 1, 1996 of the form of Purchase
Agreement;

               (b) an executed copy of a power of attorney of each Scheduled Selling Stockholder dated August __, 1996 (the "Power of Attorney"); and

               (c) an executed copy of a custody agreement between each Scheduled Selling Stockholder and The Bank of New York, as custodian, dated August __, 1996 (the "Custody Agreement").

               In addition, we [I] have made such investigations of law as [I] have deemed appropriate as a basis for the opinions expressed below.

               In rendering the opinions expressed below, we [I] have assumed the authenticity of all documents submitted to us [me] as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we [I] have assumed and have not verified the accuracy as to factual matters of each document we [I] have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Selling Stockholders in the Purchase Agreement).

               Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our [my] opinion that:

               (i) Each of the Selling Stockholders named in Schedule I hereto (the "Scheduled Selling Stockholders') has the [corporate] power and authority to enter into the Purchase Agreement and the Power of Attorney and Custody Agreement and to sell transfer and deliver the Securities to be sold by such Scheduled Selling Stockholder under the Purchase Agreement.

               (ii) The Purchase Agreement has been duly authorized by each Scheduled Selling Stockholder, and the Power of Attorney and Custody Agreement has been duly authorized, executed and delivered, in each by or on behalf of each Scheduled Selling Stockholder and constitutes the valid, binding and enforceable obligation of such Scheduled Selling Stockholder.

               (iii) The execution and delivery of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale of the Securities by each Scheduled Selling Stockholder to the Underwriters, and compliance by such Scheduled Selling Stockholder with the terms of the Purchase Agreement and the Power of Attorney and Custody Agreement have been duly authorized by all necessary action on the part of such Scheduled Selling Stockholder and do not and will not result in a violation of the [certificate of incorporation and by laws or comparable constitutional documents] of such Scheduled Selling Stockholder, and do not and will not conflict with, or result in a breach of any of the terms and provision of, or constitute a default under (A) any statute, rule or regulation relating to such Scheduled Selling Stockholder or its legal or regulatory status in each case, that in our [my] experience are normally applicable to transactions of the type provided for in the Purchase Agreement,
(B) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Scheduled Selling Stockholder or any of its respective properties or (C) any material contract, agreement or other instrument to which such Scheduled Selling Stockholder is a party or by which it is bound or to which any of its properties are subject.

               Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of a Scheduled Selling Stockholder, we [I] have assumed that each other party to such agreement or obligation has duly authorized and executed such agreement or obligation and has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. In addition, the foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

               The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

               We are [I am] furnishing this opinion letter to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Shares. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                [NAME OF COUNSEL]

                                By______________________________________________

                                   SCHEDULE I
                                 TO EXHIBIT B-1

       Names Of Selling Stockholder(s) As To Which Opinion Is Being Given

                                                                     EXHIBIT B-2

         FORM OF OPINION OF COUNSEL TO PRUDENTIAL AND OPINION OF COUNSEL
                               TO EQUITABLE GROUP

                             [LETTERHEAD OF COUNSEL]

                                                          August   , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the Several Underwriters
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

               We [I am the ___________ of __________ and I] have acted as special counsel to the entities listed on Schedule I hereto (the "Scheduled Selling Stockholders") in connection with the offering by the Scheduled Selling Stockholders and certain other persons (the Scheduled Selling Stockholders together with such other persons the "Selling Stockholders") of up to __________ shares (including shares to be sold upon exercise of over-allotment options) of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of Bank United Corp., a Delaware corporation (the "Company"), of which up to __________ shares (including shares to be sold upon exercise of over-allotment options) are offered by the Scheduled Selling Stockholders pursuant to a registration statement of the Company on Form S-1 (No. 333-06229). This opinion letter is furnished pursuant to Section 5(c) of the purchase agreement (the "Purchase Agreement"), dated August , 1996, among the Company, the Selling Stockholders and the several underwriters named in Schedule A thereto (the "Underwriters") in connection with the closing of the sale by the Scheduled Selling Stockholder of __________ such shares (the "Securities") on the date hereof.

               In arriving at the opinions expressed below, we [I] have reviewed an executed copy of the Purchase Agreement executed by the Scheduled Selling Stockholders. In addition, we [I] have made such investigations of law as [I] have deemed appropriate as a basis for the opinions expressed below.

                In rendering the opinions expressed below, we [I] have assumed the authenticity of all documents submitted to us [me] as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we [I] have assumed and have not verified the accuracy as to factual matters of each document we [I] have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Selling Stockholders in the Purchase Agreement).

               Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our [my] opinion that:

               (i) Each of the Selling Stockholders named in Schedule I hereto (the "Scheduled Selling Stockholders') has the [corporate] power and authority to enter into the Purchase Agreement and to sell transfer and deliver the Securities to be sold by such Scheduled Selling Stockholder under the Purchase Agreement.

               (ii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Scheduled Selling Stockholder and constitutes the valid and binding obligation of such Scheduled Selling Stockholder.

               (iii) The execution and delivery of the Purchase Agreement and the sale of the Securities by each Scheduled Selling Stockholder to the Underwriters, and compliance by such Scheduled Selling Stockholder with the terms of the Purchase Agreement, including the delivery to the Underwriters of the certificates evidencing such Securities and the execution and delivery to the Underwriters of a stock power in blank, have been duly authorized by all necessary action on the part of such Scheduled Selling Stockholder and do not and will not result in a violation of the [certificate of incorporation and by laws or comparable constitutional documents] of such Scheduled Selling Stockholder, and do not and will not conflict with, or result in a breach of any of the terms and provision of, or constitute a default under (A) any statute, rule or regulation relating to such Scheduled Selling Stockholder or its legal or regulatory status in each case, that in our [my] experience are normally applicable to transactions of the type provided for in the Purchase Agreement,
(B) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Scheduled Selling Stockholder or any of its respective properties or (C) any material contract, agreement or other instrument to which such Scheduled Selling Stockholder is a party or by which it is bound or to which any of its properties are subject.

               Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of a Scheduled Selling Stockholder, we [I] have assumed that each other party to such agreement or obligation has duly authorized and executed such agreement or obligation and has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. In addition, the foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

               We are [I am] furnishing this opinion letter to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Shares. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                [NAME OF COUNSEL]

                                By______________________________________________

                                   SCHEDULE I
                                 TO EXHIBIT B-2

       Names Of Selling Stockholder(s) As To Which Opinion Is Being Given

                                                                     EXHIBIT B-3

                     FORM OF OPINION OF COUNSEL TO FDIC-FRF
                             [LETTERHEAD OF COUNSEL]

                                                          August   , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the Several Underwriters
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

               I am the Deputy General Counsel of the Federal Deposit Insurance Corporation (the "FDIC") and I have acted as special counsel to the FDIC and the FDIC as the manager of the FISLIC Resolution Fund (the "FDIC-FRF") in connection with the offering by the FDICFRF and certain other persons (the FDIC-FRF together with such other persons the "Selling Stockholders") of up to __________ shares (including shares to be sold upon exercise of over-allotment options) of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of Bank United Corp., a Delaware corporation (the "Company"), of which up to __________ shares (including shares to be sold upon exercise of over-allotment options) are offered by the FDIC-FRF pursuant to a registration statement of the Company on Form S-1 (No. 333-06229). This opinion letter is furnished pursuant to Section 5(c) of the purchase agreement (the "Purchase Agreement"), dated August , 1996, among the Company, the Selling Stockholders and the several underwriters named in Schedule A thereto (the "Underwriters") in connection with the closing of the sale by the FDIC-FRF of __________ such shares (the "Securities") on the date hereof.

               In arriving at the opinions expressed below, I have reviewed an executed copy of the Purchase Agreement executed by the FDIC-FRF. In addition, I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below.

               In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to us as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Selling Stockholders other than the FDIC-FRF in the Purchase Agreement).

               Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

               (i) The FDIC has statutory authority pursuant to 12 U.S.C. 1821a on behalf of the FDIC-FRF to execute this Agreement and the Share Exchange Agreement, to sell, assign, transfer and deliver the Securities being sold by the FDIC - FRF hereunder in the manner provided herein, to perform its obligations under this Agreement and the Share Exchange Agreement, and to take all other actions taken by it on behalf of the FDIC - FRF in connection herewith and therewith.

               (ii) Each of the Purchase Agreement and the Share Exchange Agreement has been duly authorized, executed and delivered by the FDIC-FRF and is the legal, valid and binding agreement of the FDIC-FRF, enforceable in accordance with its terms.

               (iii) The FDIC-FRF had, on the date of the Purchase Agreement (and has, as necessary, as of the date hereof), good and valid title to the warrants (the "Warrants") for the purchase of 158,823 shares of common stock, par value $0.01, of the Bank (the "Bank Common Stock"), free and clear of all liens, encumbrances, security interests and claims whatsoever; and at or prior to the date hereof, provided the Bank has first redeemed a portion of the Warrants as contemplated by the Share Exchange Agreement, the FDIC-FRF has duly exercised the balance of the Warrants and complied with all of the conditions applicable for such exercise, including the payment of the exercise price specified therein, and exchanged the shares of Bank Common Stock issuable upon such exercise for shares of Class B Common Stock (of the Company), all as contemplated by the Share Exchange Agreement; and pursuant to such exercise and exchange, on the date hereof, the FDIC-FRF has good and valid title to the Securities being sold by it pursuant to the Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to the Purchase Agreement.

               (iv) Upon delivery of Securities by the FDIC-FRF and payment of the purchase price therefor as contemplated by the Purchase Agreement and the Share Exchange Agreement, assuming each Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the FDIC - FRF, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

               (v) Neither the execution and delivery of the Purchase Agreement or the Share Exchange Agreement, nor the sale of the Securities by the FDIC-FRF, nor the consummation of any of the other transactions contemplated in the Purchase Agreement or the Share Exchange Agreement, nor the fulfillment of the terms of the Purchase Agreement, has violated or will violate any provision of Federal law as administered by the FDIC or to which the FDIC-FRF is subject.

               (vi) No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of my knowledge, threatened or contemplated, seeking to prevent the sale of the Securities or the consummation of the Purchase Agreement or the Share Exchange Agreement.

               (vii) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required for the performance by the FDIC-FRF of its obligations under the Purchase Agreement or under the Share Exchange Agreement, or the consummation of the transactions contemplated by this Agreement or the Share Exchange Agreement, except such as may have previously been made or obtained or will have been obtained or made prior to the Closing Time or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

               (viii) The information set forth in the Registration Statement and the Prospectus under the caption "Selling Stockholder" which specifically relate to the FDIC-FRF and to the FDIC did not, at the date the Registration Statement became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the date of the Prospectus and on the date hereof, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of a Scheduled Selling Stockholder, I have assumed that each other party to such agreement or obligation has duly authorized and executed such agreement or obligation and has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. In addition, the foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

               The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

               I am furnishing this opinion letter to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Shares. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                [NAME OF COUNSEL]

                                By______________________________________________
                                  Deputy General Counsel

                                                                       EXHIBIT C

               FORM OF LOCK-UP AGREEMENT PURSUANT TO SECTION 5(K)

                                 August __, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,
as Representative of the several
        Underwriters to be named in the
        within-mentioned Purchase Agreement
North Tower
World Financial Center
New York, New York 10281-1209

    Re:        Proposed Public Offering by Bank United Corp.

Ladies and Gentlemen:

               The undersigned, ________________, a stockholder of Bank United Corp., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company, Bank United, a federal stock savings bank, and the Selling Stockholders named in Schedule B to the Purchase Agreement providing for the public offering of 10,500,000 shares (not including any shares to be sold upon exercise of the Underwriters' over-allotment option) of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"). In recognition of the benefit that such offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of ________* from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any share of Class A Common
Stock, or any

- ----------------------------
*Fill in 180 days or one year, as appropriate.

securities convertible into or exercisable or exchangeable for Class A Common Stock, or file or cause to be filed any registration statement under the 1933 Act, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or other such securities, in cash or otherwise.

                                       Very truly yours,

                                       Signature:_______________________________

                                       Print Name:______________________________